Exhibit 23.3

3006, Two Exchange Square,
8 Connaught Place, Hong Kong
Tel: 852 2191 7566
Fax: 852 2191 7995
www.frost.com

Date: 10 January 2025

MarWynn Holdings Inc.

12 Chrysler Unit C

Irvine, CA 92618

Re: Consent of Frost & Sullivan Limited

Ladies and Gentlemen,

We understand that Marwynn Holdings Inc. (the “Company”) intends to file a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data, and statements from our research report and amendments thereto, including but not limited to the industry research report titled “Market Study of Food and Beverage and Home Improvement Supply Chain and Brand Management Solutions” (the “Report”), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 10-K, Form 10-Q or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, and (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully

For and on behalf of

Frost & Sullivan Limited

/s/ Jessica Lau
Name:	Jessica Lau
Title:	Executive Director